Exhibit 99.1

BioDelivery Sciences Reports Positive First Quarter 2018 Financial Results

and Provides Corporate Update

•	BELBUCA® Net Revenues Increased 76% Over 1Q17

•	Achieved Significant Prescription Growth Increase of 55% for BELBUCA in 1Q18 vs 1Q17

•	Achieved Company Total Net Revenue of $11.3 Million for 1Q18

•	Addition of New and Improved Managed Care Coverage

BDSI Conference Call and Webcast Scheduled for 4:30 PM ET Today

Raleigh, North Carolina – May 10, 2018 — BioDelivery Sciences International, Inc. (NASDAQ: BDSI) today reported financial results for the first quarter ended March 31, 2018 and provided an update on recent business highlights.

“BELBUCA® prescription growth this quarter was strong, showing an increase of 9% over the fourth quarter of last year and 55% year-over-year,” said Scott Plesha, President of BioDelivery Sciences. “Notably, we have reached an all-time high in monthly BELBUCA prescriptions in March and weekly prescription sales through the month of April continue to be strong. Driving strength this quarter was the recently completed sales force expansion, allowing us to increase both our number of target healthcare professionals and the reach and frequency.”

“Another key driver of growth was improvements in our managed care contracting, where we continued to add new managed care contracts and improve on existing ones. We are seeing a meaningful benefit from our recently effective contracts with Humana, ProCareRx and CVS/Caremark,” continued Mr. Plesha. “On the legislative and regulatory front, we are seeing substantial activity around the current opioid epidemic and a recognition of the need for responsible opioid prescribing and for Schedule III opioid alternatives such as buprenorphine with less abuse and addiction potential compared to Schedule II opioids. We believe all of these factors: our focused sales efforts, improved managed care contracting, and an underlying need for alternatives in the marketplace, position us well for continued growth in 2018 and beyond.”

First Quarter 2018 Financial Highlights

In the first quarter of 2018, BDSI recorded total net revenue of $11.3 million, a 19% increase year-over-year versus $9.5 million on a comparable basis. While reported revenue in 2017 was $29.5 million, it included the recognition of $20.0 million of deferred revenue associated with the termination of BDSI’s previous license agreement for BELBUCA with Endo.

Total net revenue for BELBUCA (buprenorphine) buccal film and BUNAVAIL® (buprenorphine and naloxone) buccal film in the first quarter of 2018 was $8.0 million and $1.8 million, respectively, versus $9.4 million and $1.7 million, respectively, in the fourth quarter of 2017, and $4.6 million and $3.2 million, respectively, in the first quarter of 2017.

Total operating expenses for the first quarter ended March 31, 2018, were $16.0 million, compared to $21.6 million and $15.9 million in the fourth quarter of 2017 and first quarter of 2017, respectively.

Net loss for the first quarter ended March 31, 2018, was $10.6 million, or ($0.18) per diluted share, compared to a net loss of $16.2 million, or ($0.29) per diluted share, in the fourth quarter of 2017. This compares to net income of $48.3 million, or $0.87 per diluted share, in the first quarter of 2017.

At March 31, 2018, BDSI had cash and cash equivalents of approximately $12.1 million. This compares to cash and cash equivalents of approximately $21.2 million at December 31, 2017.

RECENT COMPANY HIGHLIGHTS

•	Appointed Herm Cukier as Chief Executive Officer and a member of the Board of Directors effective May 8, 2018. Herm brings a strong background in commercial operations leadership to BDSI.

•	Achieved strong BELBUCA growth in the first quarter, with total prescription sales increasing 9% over the prior quarter.

•	BELBUCA total prescriptions reached their highest monthly total to date with over 10,000 prescriptions in March.

•	Completed expansion of sales force increasing the number of territory managers from 65 to 85 and regional sales managers from 5 to 9. This translates into coverage of an additional 3,500 plus healthcare providers and the reach and frequencies with high potential targets.

•	Effective January 30, 2018, BELBUCA was commercially available in Canada via BDSI’s exclusive agreement with Purdue (Canada). BDSI has received upfront and milestone payments under this agreement and is eligible for additional milestones and royalties on net sales.

Conference Call & Webcast
Thursday, May 10 @ 4:30pm Eastern Time
Domestic:	800-289-0438
International:	323-794-2423
Passcode:	5157508
Webcast:	http://public.viavid.com/index.php?id=129149

Replays available through May 24:
Domestic:	844-512-2921
International:	412-317-6671
Conference ID:	5157508

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina.

For more information, please visit or follow us:

Internet:	www.bdsi.com
Facebook:	Facebook.com/BioDeliverySI
Twitter: @BioDeliverySI

BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) and BELBUCA® (buprenorphine) buccal film (CIII) are marketed in the U.S. by BioDelivery Sciences. For full prescribing information and important safety information on BDSI products please visit www.bdsi.com where the Company promptly posts press releases, SEC filings, and other important information or contact the Company at (800) 469-0261. For full prescribing and safety information on BELBUCA, please visit www.belbuca.com and for full prescribing and safety information on BUNAVAIL, please visit www.bunavail.com.

Cautionary Note on Forward-Looking Statements

This press release, the conference call and webcast described herein, and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s commercialization programs for BELBUCA and BUNAVAIL as described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control). BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS®, BUNAVAIL® and BELBUCA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences, BUNAVAIL, and BELBUCA logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2018 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Mary Coleman

BioDelivery Sciences International, Inc.

919-582-9050

mcoleman@bdsi.com

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com

BIODELIVERY SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. DOLLARS, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash	$12,090	$21,195
Accounts receivable, net	8,123	8,852
Inventory, net	5,441	6,091
Prepaid expenses and other current assets	2,828	3,610

	28,482	39,748

Property and equipment, net	3,621	3,778
Goodwill	2,715	2,715
BELBUCA® license and distribution rights intangible asset, net	39,375	40,500
Other intangible assets, net	1,196	1,360

Total assets	$75,389	$88,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,335	$26,149

Total current liabilities	20,335	26,149

Notes payable, net	48,285	47,660
Other long-term liabilities	5,415	5,415

Total liabilities	74,035	79,224

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $.001 par value; 5,000,000 shares authorized; 2,093,155 and 2,093,155 shares of Series A Non-Voting Convertible Preferred Stock outstanding at December 31, 2017 and 2016, respectively.	2	2

Common Stock, $.001 par value; 75,000,000 shares authorized; 58,646,522 and 55,904,072 shares issued; 58,631,031 and 55,888,581 shares outstanding at March 31, 2018 and December 31, 2017, respectively	59	56

Additional paid-in capital	316,970	313,922
Treasury stock, at cost, 15,491 shares	(47)	(47)
Accumulated deficit	(315,630)	(305,056)

Total stockholders’ equity	1,354	8,877

Total liabilities and stockholders’ equity	$75,389	$88,101

BIODELIVERY SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. DOLLARS, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ending March 31,
	2018	2017
Revenues:
Product sales	9,838	7,795
Product royalty revenues	440	1,661
Research and development reimbursements	—	22
Contract revenue	1,003	20,000

Total Revenues	11,281	29,478

Cost of sales	3,415	5,645

Expenses:
Research and development:	2,484	2,671
Selling, general and administrative	13,505	13,259

Total expenses	15,989	15,930

(Loss) income from operations	(8,123)	7,903

Interest expense, net	(2,505)	(2,886)
Bargain purchase gain	—	27,336
Other expense, net	(7)	—

(Loss) income before income taxes	$(10,635)	$32,353

Income tax (expense) benefit	(74)	15,972

Net (loss) income attributable to common stockholders	$(10,709)	$48,325

Basic:
Weighted average common stock shares outstanding	58,062,997	54,519,574

Basic (loss) earnings per share	$(0.18)	$0.89

Diluted:
Diluted weighted average common stock shares outstanding	58,062,997	55,431,628

Diluted (loss) earnings per share	$(0.18)	$0.87

BIODELIVERY SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. DOLLARS, IN THOUSANDS)

	Three Months Ending March 31,
	2018	2017
Operating activities:
Net (loss) income	$(10,709)	$48,325
Adjustments to reconcile net (loss) income to net cash flows from operating activities
Depreciation	230	111
Accretion of debt discount and loan costs	625	1,040
Amortization of Intangible Assets	1,289	1,369
(Benefit) provision for inventory obsolescence	(66)	153
Stock based compensation expense	2,921	3,070
Deferred income taxes	—	(15,972)
Bargain purchase gain	—	(27,336)
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	864	(2,662)
Inventories	716	480
Prepaid expenses and other assets	782	194
Accounts payable and accrued expenses	(3,413)	3,942
Deferred revenue	—	(21,716)

Net cash flows used in operating activities	(6,761)	(9,002)

Investing activities:
BELBUCA® Acquisitions	(1,951)	—
Purchase of equipment	(73)	—

Net cash flows used in investing activities	(2,024)	0

Financing activities:
Proceeds from exercise of stock options	130	—
Payment on note payable	—	45,000
Proceeds from notes payable	—	(30,000)
Payment of deferred financing fees	(450)	(2,798)

Net cash flows (used in) provided by financing activities	(320)	12,202

Net change in cash and cash equivalents	(9,105)	3,200
Cash and cash equivalents at beginning of year	21,195	32,019

Cash and cash equivalents at end of year	$12,090	$35,219

Cash paid for interest	$1,880	$946